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                                                                EXHIBIT 23.1





                           INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use of our reports dated March 13, 1998, accompanying the consolidated financial statements of Renaissance Entertainment Corporation as of December 31, 1997 and 1996, and March 31, 1996, included in the Company's Annual Report on Form 10-K and to the incorporation by reference of the aforementioned financial statements in Registration Statement No. 33-90044 for the 1993 Stock Incentive Plan, Registration Statement No. 33-97388 also for the 1993 Stock Incentive Plan, and Registration Statement No. 333-17167 for the 1996 Consultant Compensation Agreements.


/s/ Schumacher & Associates, Inc.
---------------------------------
    Schumacher & Associates, Inc.



April 14, 1998